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                                                                    EXHIBIT  5.1



                        [Chappell White LLP Letterhead]
                                (617) 772 9600

                                                       September 24, 1999

Advanced Lumitech, Inc.
36 Avenue Cardinal-Mermillod
Carouge, Switzerland   1227

     Re: Registration Statement on Form S-8 Relating to the 1999 Stock Option/Stock Issuance Plan 401(k) Savings Plan (the "Plan") of Advanced Lumitech, Inc. (the "Company")
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about September 27, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 5,000,000 shares of Common Stock, $.001 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Articles of Incorporation and the Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and duly authorized by the Company's Board of Directors or Compensation Committee, the Shares will be validly issued, fully paid and nonassessable.

                                     -17-
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     We consent to the use of this opinion as an exhibit to the Registration
Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                                  Very truly yours,



                                                  Chappell White LLP